Exhibit 10.16

FIRST AMENDMENT
TO
THE THREE-YEAR CREDIT AGREEMENT

     FIRST AMENDMENT to the Three-Year Credit Agreement dated as of November 20, 2002 (this “First Amendment”) among HILLENBRAND INDUSTRIES, INC. (the “Borrower”), each lender to the Three-Year Credit Agreement (as defined below) (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender, L/C Issuer and Alternative Rate Lender, CITICORP, USA, INC., as Syndication Agent, and BANK ONE, NA, LASALLE BANK NATIONAL ASSOCIATION and UBS AG, STAMFORD BRANCH, as Documentation Agents.

     PRELIMINARY STATEMENTS:

     (1)  The Borrower, the Lenders, the Administrative Agent, Citicorp USA, Inc, as Syndication Agent, and Bank One, NA, LaSalle Bank National Association and UBS AG Stamford Branch, as Documentation Agents entered into that certain Three-Year Credit Agreement dated as of August 2, 2002 (as amended by this First Amendment, as hereinafter amended, modified, supplemented, extended or restated from time to time being called, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

     (2)  The Borrower has requested the Lenders to, among other things, amend certain covenants and other provisions in the Amended Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

     SECTION 1.01. Amendments to Section 1.01. Section 1.01 of the Amended Credit Agreement is hereby amended as follows:

(a) The definition of “Indebtedness” in Section 1.01 is hereby amended by deleting the following paragraph of the definition in its entirety:

“For purposes of calculations under Section 7.11, the Indebtedness of any Person shall include, without duplication, (a) any appeal bonds and supersedeas bonds, (b) any collateralization or reimbursement obligations required in connection with any such bonds in the form of a letter of credit or otherwise and (c) the amounts of any judgments or decrees, in each case, in excess of cash, cash equivalents and short term investments on the most recent balance sheet at the time any such bond is provided or any such judgment or decree is entered.”

(b) Section 1.01 is hereby amended be deleting the definition of “Letter of Credit Sublimit” and amending and restating it in its entirety to read as follows:

“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $250,000,000 and (b) the unused amount of the Aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.”

(c) Section 1.01 is hereby amended by adding, in correct alphabetical order, the following definition:

“Material Decree” means any judgment, order, decree or jury verdict in connection with litigation disclosed in the 10-K or 10-Q in an aggregate amount (including a reasonable estimate of the costs, expenses, interest charges, and legal fees and expenses related thereto) in excess of $150 million.”

     SECTION 1.02. Amendment to Section 6.02. The second sentence of the last paragraph of Section 6.02 of the Amended Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent.”

     SECTION 1.03. Amendment to Section 7.11. Section 7.11 of the Amended Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Section 7.11 Total Debt to Total Capitalization Ratio. (a) Permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization to exceed at any prior month-end 0.45:1, unless the calculation of Indebtedness or Shareholder’s Equity for purposes of this Section 7.11 includes any Material Decree or the payment of any Material Decree or (b) if the calculation of Indebtedness or Shareholder’s Equity for purposes of this Section 7.11 includes any Material Decree or the payment of any Material Decree, permit the ratio of (i) Consolidated Total Debt to (ii) Consolidated Total Capitalization to exceed at any prior month-end 0.65:1.

For purposes of calculations under Section 7.11, (i) the Indebtedness of any Person shall not include 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not to exceed $500 million in the aggregate during the term of the Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests of such Person (hereinafter referred to as the “Convertibles”), and (ii) Shareholders’ Equity of any Person shall include 75% of the principal amount of any Convertibles (whether or not such Convertibles would be considered shareholders’ equity under GAAP).

Further, for purposes of calculations under this Section 7.11, Indebtedness shall include, without duplication, (i) the sum of (A) any unpaid judgment, order, decree or jury verdict, including a reasonable estimate of the costs, expenses, interest charges, and legal fees and expenses related thereto, and (B) any bond, collateralization or reimbursement obligation required in the form referred to in clause (b) of the definition of Indebtedness relating to any such judgment, order, decree or jury verdict (hereinafter referred to as a “Collateral Obligation”), net of any cash deposited, posted or otherwise paid in connection with a Collateral Obligation, and net of any debt incurred to obtain a Collateral Obligation, minus, (ii) in the case of the calculation under Section 7.11(a) only, cash, cash equivalents and short term investments on the most recent balance sheet.”

     SECTION 1.04. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a) After giving effect to this First Amendment, the representations and warranties set forth in Article V of the Amended Credit Agreement, and in each other

Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the First Amendment Effective Date (as defined below) with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) After giving effect to this First Amendment, the Borrower is in compliance with all the terms and conditions of the Amended Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Amended Credit Agreement.

(c) The execution, delivery and performance by the Borrower of this First Amendment have been duly authorized by the Borrower.

(d) This First Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(e) The execution, delivery and performance by the Borrower of this First Amendment do not (i) contravene the terms of any such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Borrower is a party, except to the extent that such breach, contravention or creation of any such Lien could not reasonably be expected to have a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any material Law.

(f) Except for the litigation disclosed in the 10-K and 10-Q, there are no actions, suits, proceedings, claims or disputes, pending, or, to the knowledge of the Borrower after due and diligent investigation threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (i) purport to affect or pertain to this Amended Credit Agreement or any other Loan Document, or any of the transactions contemplated hereby or (ii) either individually or in aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     SECTION 1.05. Effectiveness. This First Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders.

(b) The Borrower shall have paid all expenses referred to in Section 1.07 of this First Amendment.

     SECTION 1.06. APPLICABLE LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ALL PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     SECTION 1.07. Expenses. The Borrower shall pay (i) all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation,

execution, delivery and enforcement of this First Amendment, including all reasonable Attorney Costs and (ii) an amendment fee payable to the Administrative Agent in the aggregate amount of 5 basis points on the Commitment as of the First Amendment Effective Date of each Lender executing the First Amendment prior to the First Amendment Effective Date, payable to each such Lender. The agreement set forth in this Section 1.07 shall survive the termination of this First Amendment and the Amended Credit Agreement.

     SECTION 1.08. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 1.09. Amended Credit Agreement. Except as expressly modified or consented to herein, the Amended Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. This First Amendment is a Loan Document executed under the Amended Credit Agreement and shall be construed in accordance with the Amended Credit Agreement.

[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

HILLENBRAND INDUSTRIES, INC.

By: Name: Mark R. Lanning Title: Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: Name: Title:

CITICORP USA, INC., as Syndication Agent

By: Name: Title:

BANK ONE, NA, as Documentation Agent

By: Name: Title:

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent

By: Name: Title:

UBS AG, STAMFORD BRANCH, as Documentation Agent

By: Name: Title:

By: Name: Title:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender, Alternative Rate Lender and L/C Issuer

By: Name: Title:

BANK ONE, NA, as a Lender

By: Name: Title:

BNP PARIBAS, as a Lender

By: Name: Title:

By: Name: Title:

CITICORP USA, INC., as a Lender

By: Name: Title:

FIFTH THIRD BANK, as a Lender

By: Name: Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: Name: Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By: Name: Title:

NATIONAL CITY BANK OF INDIANA, as a Lender

By: Name: Title:

THE NORTHERN TRUST COMPANY, as a Lender

By: Name: Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: Name: Title:

SUNTRUST BANK, as a Lender

By: Name: Title:

UBS AG, STAMFORD BRANCH, as a Lender

By: Name: Title: